CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We have issued our report dated February 6, 1997, accompanying the consolidated financial statements of Ensec International, Inc. and subsidiaries included on Form 10-KSB for the years ended December 31, 1996 and 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton, LLP
----------------------
    Grant Thorton, LLP

Fort Lauderdale, Florida
January 8, 1998



97/5444.100/98322